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Exhibit 99.4

                       WHITEWING CROSS-CORPORATE GUARANTEE


         For value received, Whitewing Environmental Corp. guarantees the payment of the following obligations to Geoffrey Perry by Total Recycling Services, Inc.:

1. TRS shall make one past due payment including late fee accrued thereon, by January 31, 2003.

2. TRS shall make another past due payment including 5% late fee accrued thereon, by February 17, 2003.

3. On the Closing Date, TRS shall have made all monthly payments then due to Geoffrey Perry, which payments shall include 5% late fees accrued thereon.

4.       After closing, TRS shall make all future payments in a timely fashion.

         This guaranty shall remain in full force and effect until written notice of its termination is received by Whitewing Environmental Corp.


         Dated February 26, 2003


Witness                                    Whitewing Environmental Corp.

/s/ Thomas A. Cattani                      By:  /s/ Joseph Bianco
-----------------------------------        -------------------------------------
Thomas A. Cattani, Asst. Sec.              Joseph Bianco, Chairman